Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in the Prospectus constituting a part of this Amendment No. 2 to the Registration Statement on Form S-1 of our report dated May 8, 2025, relating to the financial statements of Solarius Acquisition Corp. as of April 4, 2025 and for the period from April 1, 2025 (inception) through April 4, 2025, which is contained in that Prospectus. We also consent to the reference to our firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York

July 14, 2025